Exhibit 99.1

Roivant Sciences Announces Pricing of Upsized Public Offering of Common Shares

February 2, 2023 at 9:15 PM EST

BASEL, Switzerland and LONDON and NEW YORK and BOSTON, Feb. 02, 2023 (GLOBE NEWSWIRE) – Roivant Sciences (Nasdaq: ROIV) today announced the pricing of an upsized underwritten public offering of 26,666,666 of its common shares at a price to the public of $7.50 per share. All of the common shares to be sold in the offering are to be sold by Roivant. The gross proceeds to Roivant from the offering, before deducting the underwriting discounts and commissions and other offering expenses, are expected to be $200 million. In addition, Roivant has granted the underwriters a 30-day option to purchase up to an additional 3,999,999 common shares on the same terms and conditions. The offering is expected to close on February 7, 2023, subject to customary closing conditions.

Goldman Sachs & Co. LLC, SVB Securities LLC, Cowen and Company, LLC and Cantor Fitzgerald & Co. are acting as bookrunning managers for the offering.

The common shares are being offered pursuant to a registration statement on Form S-3 that was previously filed with the U.S. Securities and Exchange Commission (the “SEC”) and was declared effective on October 3, 2022. The offering is being made only by means of a prospectus supplement and accompanying prospectus. A final prospectus supplement related to the offering will be filed with the SEC and will be available free of charge by visiting EDGAR on the SEC’s website at www.sec.gov.

When available, copies of the final prospectus supplement and the accompanying prospectus relating to the offering may be obtained free of charge from Goldman Sachs & Co. LLC, Attn: Prospectus Department, 200 West Street, New York, NY 10282, by telephone at (866) 471-2526 or by email at prospectus-ny@ny.email.gs.com; SVB Securities LLC, Attention: Syndicate Department, 53 State Street, 40th Floor, Boston, MA 02109, by telephone at (800) 808-7525, ext. 6105, or by email at syndicate@svbsecurities.com; Cowen and Company, LLC, 599 Lexington Avenue, New York, NY 10022, by telephone at (833) 297-2926, or by email at Prospectus_ECM@cowen.com; or Cantor Fitzgerald & Co., Attention: Capital Markets, 499 Park Avenue, 4th Floor, New York, NY 10022, or by e-mail at prospectus@cantor.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Any offers, solicitations or offers to buy, or any sales of securities will be made in accordance with the registration requirements of the Securities Act of 1933, as amended.

About Roivant Sciences

Roivant’s mission is to improve the delivery of healthcare to patients by treating every inefficiency as an opportunity. Roivant develops transformative medicines faster by building technologies and developing talent in creative ways, leveraging the Roivant platform to launch "Vants" – nimble and focused biopharmaceutical and health technology companies.

Roivant Sciences Forward-Looking Statements

This press release contains forward-looking statements. Statements in this press release may include statements that are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which are usually identified by the use of words such as "anticipate," "believe," "continue," "could," "estimate," "expect," "intends," "may," "might," "plan," "possible," "potential," "predict," "project," "should," "would" and variations of such words or similar expressions. Such words may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act.

Our forward-looking statements include, but are not limited to, statements regarding the terms and completion of the proposed public offering, our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future, and statements that are not historical facts, including statements about the clinical and therapeutic potential of our products and product candidates, the availability and success of topline results from our ongoing clinical trials and any commercial potential of our products and product candidates. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements.

Although we believe that our plans, intentions, expectations and strategies as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a number of risks, uncertainties and assumptions, including, but not limited to, those risks set forth in the Risk Factors section of our filings with the U.S. Securities and Exchange Commission. Moreover, we operate in a very competitive and rapidly changing environment in which new risks emerge from time to time. These forward-looking statements are based upon the current expectations and beliefs of our management as of the date of this press release, and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Except as required by applicable law, we assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

Investors

Roivant Investor Relations

ir@roivant.com

Media

Stephanie Lee

Roivant Sciences

stephanie.lee@roivant.com